CUSIP No. 073308-10-8                 13G                         Page 11 of 12

EXHIBIT 1.

AGREEMENT

Pursuant to Rule 13d-1 (f) (1) under the Securities and Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership of the undersigned of shares of Be Free, Inc.

           After reasonable inquiry and to the best of the knowledge and belief of the undersigned, the undersigned certifies that the information set forth in this statement is true, complete and correct.

           This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

Dated:     February 9, 2000
           Charles River Partnership VIII
           By:  Charles River VIII GP Limited Partnership

           By: /s/ Richard M. Burnes, Jr.
               ------------------------------
           Richard M. Burnes, Jr.
           Authorized General Partner

           Charles River VIII GP Limited Partnership

                    By: /s/ Richard M. Burnes, Jr.
                        ------------------------------
                    Richard M. Burnes, Jr.
                    Authorized General Partner

           /s/ Richard M. Burnes, Jr.
           ------------------------------
           Richard M. Burnes, Jr.

           /s/ Michael J. Zak
           ------------------------------
           Michael J. Zak

           /s/ Ted R. DIntersmith
           ------------------------------
           Ted R. DIntersmith